Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601
March 6, 2026
Crescent Energy Company
600 Travis Street, Suite 7200
Houston, Texas 77002
Ladies and Gentlemen:
We are issuing this opinion in our capacity as special counsel to Crescent Energy Company, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (as amended or supplemented, the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of 1,035,228 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company, that may be issued from time to time pursuant to the Crescent Energy Company 2021 Equity Incentive Plan (as amended from time to time, the “Plan”).
For purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement, (iii) the Plan and (iv) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein but have relied upon statements and representations of the officers and other representatives of the Company.
We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares of Common Stock that the Company is authorized to issue pursuant to its charter exceeds the number of shares of Common Stock outstanding and the number of shares of Common Stock that the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes by at least the number of Shares, and we have assumed that such condition will remain true at all future times relevant to this opinion.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and non-assessable.
Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (the “DGCL”).

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Crescent Energy Company
March 6, 2026

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the DGCL be changed by legislative action, judicial decision or otherwise.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP